Exhibit (a)(1)(j)

Stock Option Exchange Offer

May  2003

Agenda

•            Introduction

•            Stock Option Exchange Offer

•            Risks and Considerations

•            Example

•            Tax

•            Participation

•            Important Information

•            Dates to Remember

Introduction
Stock Option Exchange Offer

•            Stock Option Plan Objectives:

—  Attract, retain and motivate our employees

•            Current State:

—  Many stock option grants are “under water”

•      Grant prices are significantly above current market price

•            Why the Exchange Offer?

—  Opportunity to address the option price issue

—  Lower number of options outstanding, potentially reducing dilution to our shareholders

—  No significant cost to Company’s bottom line today

Introduction
 Stock Option Exchange Offer

•            Overview

—  An offer to grant replacement stock options

—  Voluntary election to exchange and cancel options

—  Replacement options will be granted no earlier than six months and one day after cancel date

•      Expected grant date to be December 29, 2003

—  New grants are priced at fair market value (closing stock price) on the new grant date

Stock Option Exchange Offer

•            Eligibility

—  Options priced at or above $13.48 per share are eligible

—  You must be an employee through the new grant date to receive new options

—  Executive Officers and Board of Directors are not eligible

—  Some countries are excluded (see the exchange document for the full list of eligible countries)

•            Options will be exchanged with a .8 for 1 exchange ratio

—   for each option share you cancel, you receive .8  or 80% in return
—   You will lose 20% of the total original grant

•            You may exchange any or all of your eligible unexercised (i.e. the remaining portion) option grants

—  You may not exchange only a part of an individual option grant—the entire remaining balance on any grant must be exchanged in order for the grant to be exchanged

Stock Option Exchange Offer

•                          If you elect to exchange any options, you must exchange all options granted since November 28, 2002, (this is an accounting rule)

•                          The company may not grant any participant any other options until after the new grant date, 6 months and a day from the cancellation date, expected to be Dec. 29, 2003

—       The company does not anticipate any broad based stock option grants until after the replacement grants have been made

—       Generally, only ineligible employees and new hires will be considered for grants between now and then

•                          You have 20 business days to decide.

Stock Option Exchange Offer

•            Vesting

—  Vesting stops on the cancellation date.

—  Vesting will resume on the same schedule as the replaced option on the new option grant date.

•      New stock option grants will begin vesting on the new grant date at the original grant’s rate per year/month (e.g. 1/48th per month for grants that were vesting monthly)

•      Your monthly vesting “day” will become the 29th

•            Exercise Waiting Period

—  New Options may not be exercised for six months following the new grant date

•            Term

—  New stock option grants will expire on either the original grant’s expiration date or 5.5 years from the new grant date, whichever is sooner

Other Risks and Considerations

•            Option Price

—  New option price could be higher than the exchanged option’s original price

•            New Grant Date

—  New grant  date will be at least 6 months and 1 day from cancellation of the exchanged options

—  You must be employed through grant date to receive new options

—  Exchanged options will not be reinstated should you leave Polycom for any reason.

Example:

Example	Grant Date	Number Of Options	Vested Options	Unvested Options	Fully Vested Date	Expiration Date

Original Grant	8/15/2001	1000	400	600	8/15/2005	8/15/2008
Ratio		0.8	0.8	0.8
New Grant	12/29/2003	800	320	480	3/1/2006	8/15/2008

Note, if the original expiration date was after June 30, 2009, the new expiration date would become June 30, 2009.

Tax Implications

•            Taxation

—  All Employees should consult their tax and financial advisors before electing

—           U.S. Employees

•      Exchange is a non-taxable event
•      ISO’s (Incentive Stock Options) will be replaced with new ISO’s to the maximum allowed by U.S. Tax Law

—           Non U.S. Employees

—           Refer to the Offer to Exchange Document for country-specific tax information

Participation

•            Located on PlanetPolycom

—  Stock Option Exchange Election Form

•      Fax forms to: Helen Idnani at 1-925-924-5797

•      You will receive an email confirmation of receipt within two business days

—  Withdrawal Form

•      If you change your mind before 5:00 June 25, 2003, you may fax a withdrawal form to the same number

•      You may change your mind as often as you like until the offer expires.

•      The last form we receive before the expiration will be the one we use.

—  Offer to Exchange, Q&A and related documents

•            View of Current stock option information

•      www.optionslink.com

•            Questions can be addressed to Stock Administration

•            You will receive a “Promise to Grant Stock Option” document detailing the replacement number of options and plan, within a few days after the cancellation date

Important Information

•            You should read all of the documents, which include a Q&A, before making a decision.

•            Polycom encourages you to consult with your personal financial and tax advisor.

•            Polycom can make no recommendation as to whether you should participate in the Stock Option Exchange Offer, nor have we authorized any one to make recommendations on our behalf.

Dates to Remember

•            Offer Date - May 28, 2003

—  Begin submitting Stock Option Exchange Election Form

•            Offer Expiration Date - June 25, 2003

—  Last day to submit Stock Option Exchange Election  or Withdrawal Form

•      Forms must be properly submitted by 5:00 p.m. Pacific Time (no exceptions)

•            Cancellation Date — June 26, 2003

•            New Grant Date

•      At least six months and one day from cancellation date, expected to be December 29, 2003

•            First Date to exercise new options - June 30, 2004